6
EXHIBIT 10.02

                      CONFIDENTIALITY AND SECRECY AGREEMENT


This Confidentiality and Secrecy Agreement is entered into this 13th day of November 1996 between:


ENVIGEO s.r.o
a registered Slovakian company,
represented by its Director, Dr. Anton Hrncar, having its registered office at Kyncelova 10, Banska Bystrica, Republic of Slovakia

(hereinafter called "ENVIGEO")


and


McCallan Oil and Gas Ltd.
a registered St. Vincent and the Grenadines company, represented by its General Representative Armando Ulrich, having its registered office at Talacker 50, CH 8001 Zuerich
Switzerland

(hereinafter called "McCallan")


based o n the following premises:


Whereas   "ENVIGEO"  is  the  holder  of  certain  concession  rights  for   the
exploration of hydrocarbon products in the Sabinov area of the Paleogene Basin in the Slovak Republic (hereinafter called SR), and


Whereas    "ENVIGEO"  has obtained these concession rights by  decree  from  the
Ministry of Environment of the SR in November 1996, (a copy of which is attached to this agreement as Schedule 1), and

Whereas "McCallan" is desirous to enter into a Joint Venture Agreement with "ENVIGEO" for the purpose of exploring and producing hydrocarbon products and therefore wishes to obtain general and detailed information on the subject exploration concession in the Paleogene Basin of Slovakia prior to entering into a Joint Venture Agreement with "ENVIGEO", and

Whereas both parties are desirous to enter into a Joint Venture Agreement with the purpose of exploring and exploiting the Sabinov area in the Paleogene Basin of East Slovakia, as well as all other mutually agreed upon areas in Slovakia which might be included in the proposed Joint Venture Agreement between the parties.


NOW THEREFORE, based on the foregoing premises and for and in consideration of the mutual promises and covenants herein, the adequacy of which is hereby acknowledged, it is hereby agreed as follows:


1. Both parties firmly commit to enter into a final Joint Venture Agreement not later than four weeks after signing of this Confidentiality and Secrecy Agreement, subject to the conditions described below,

2. "ENVIGEO" will make available to "McCallan" immediately all documentation, including but not limited to geological information, exploration strategies, proprietary aspects of the parties, technologies, future planned development programs pertaining to the above captioned exploration area, as well as all other areas which might be interesting for both parties. Such disclosure is made for the purposes of the proposed Joint Venture and the negotiations between the parties thereto and shall not be deemed to be a license or the grant of a right to any other party to use or disclose such Confidential Information.

2. "ENVIGEO" and "McCallan" however already now agree by signing this Confidentiality and Secrecy Agreement that the interest earned by "Envigeo" in the future Joint Venture Agreement will be a fixed 10% (TEN) carried interest through production, being full consideration for "ENVIGEO's" past, present and future efforts in creating the Joint Venture between the parties, and that the interest of :McCallan" will be a 90% (Ninety) working interest through production.

           It is fully understood and agreed between the parties that by virtue of the term carried interest through production "ENVIGEO" does not have to provide any further funding for the exploration and development phase, until the production stage is reached, at which stage any future costs will be paid out of production on a 10/90 profit sharing, while "McCallan" will provide all working capital necessary under the terms and conditions of the future Joint Venture Agreement until the production stage is reached.

4. Both Parties agree and fully understand that upon signing of the Joint venture Agreement "ENVIGEO" will be appointed by "McCallan" or its successors as operator on behalf of the Joint venture partners and will carry out the mutually agreed upon programs. The terms of the future Operating Agreement of the Joint Venture will include amongst other things a fixed monthly remuneration for "ENVIGEO" for acting as operator of the Joint Venture.

5. It is mutually agreed between the parties that "McCallan" as 90% working interest holder will provide all necessary funding for the proposed Joint Venture. "McCallan" by virtue of holding a 90% working interest in the proposed Joint Venture, however, will hold the majority of seats in the appropriate Advisory Board of an operating company to be incorporated under the law of the Slovak Republic, into which both parties will transfer the respective interests, if necessary under Slovakian law.

6. For purposes of this Agreement, the term "Confidential Information" shall mean:

a. All information disclosed to, or known by the other party (the "Non-Disclosing-Party"), as a direct or indirect consequence of, or through the investigation or negotiation of a possible Agreement and/or business transaction between the parties as contemplated by this Agreement, including but not limited to any documents, materials, data files, information, methods, techniques, processes, formulas, development or experimental work, work in progress, businesses, trade secrets, inventions, invention disclosures, patent applications in preparation, or any other secret or confidential matter relating to the products, proposed products, technologies, projects, programs, economics, sales, customer lists or business of the disclosing entity (the "Disclosing Party") which are not generally known to the public, and

b. All information disclosed to a party hereto, or to which such party has access during the period of negotiations and/or investigation as contemplated by this Agreement, for which there is any reasonable basis to believe is, or which appears to be treated by the disclosing party as Confidential Information.


7. The parties agree that they will treat in confidence all documents, materials, and electronic files containing Confidential Information which they obtain from or about the disclosing party. Such Confidential Information shall not be communicated to any third person or entity and shall be used for any purpose other than the direct benefit of the disclosing party pursuant to the specific written authorization of the disclosing party.

The non-disclosing party shall not use any Confidential Information in any manner whatsoever except solely for the purpose of evaluating the proposed transaction between the parties. The non-disclosing party shall not use such Confidential Information for the benefit of the non-disclosing party in any manner, except as specifically permitted by any subsequent written agreement the parties may enter into.

8. The parties agree that they will take reasonable steps to ensure compliance with these provisions by their respective employees, attorneys, and other advisors.

9. All files, records, electronic files, documents, drawings, equipment and similar items relating to the confidential Information shall remain the exclusive property of the disclosing party and shall not be removed from the premises of the disclosing party, except where necessary in carrying out the intent of this Agreement and upon receipt of the prior written consent of the disclosing party. In the event that a transaction between the parties shall not be consummated the parties agree to deliver to each other all Confidential Information and all copies thereof along with any and all other property belonging to the other party whatsoever.

10. This Agreement as well as the proposed future Joint Venture Agreement and the benefits hereunder are assignable by "McCallan" without prior approval by "Envigeo", as long as "McCallan" advises "ENGIGEO" of its intent to assign this Agreement to a third recognized party, provided however that the third recognized party is a reputable experienced party actively involved in the natural resource business.

11. The validity, construction and performance of this Agreement shall be governed by the substantive laws of the Slovak Republic. The parties agree that the laws of the Slovak Republic shall have sole jurisdiction for resolving any disputes under the terms of this Agreement and consent to such jurisdiction for such purpose.

12. If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to law, the remaining provisions of this Agreement will remain in full force and effect.



IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



ENVIGEO s.r.o.                     McCallan Oil and Gas Ltd.


By           /s/        ___________________________              By          /s/
_____________________________

     Duly Authorized Officer                 Duly Authorized Officer